Exhibit 1.1

MN8 Energy, Inc.

Common Stock

Underwriting Agreement

[ • ], 2022

Goldman Sachs & Co. LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

and

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

To the addressees listed above:

MN8 Energy, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of                  shares (the “Firm Shares”) and, at the election of the Underwriters, up to                  additional shares (the “Optional Shares”) of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

The Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (an affiliate of BofA Securities, Inc., a participating Underwriter, hereafter referred to as “Merrill Lynch”) agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the underwriters or Merrill Lynch, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by Merrill Lynch. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 PM. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

On the date hereof, the business of the Company is conducted through MN8 Energy LLC (f/k/a Goldman Sachs Renewable Power LLC), a Delaware limited liability company (“MN8 LLC”) and the current sole owner of the Company, and its subsidiaries. Immediately prior to the Closing Date (as hereinafter defined), a wholly owned subsidiary of the Company will merge into MN8 LLC, with MN8 LLC surviving the merger as a wholly owned subsidiary of the Company, and all outstanding limited liability company interests in MN8 LLC being exchanged in the merger for shares of Stock, with each member entitled to receive its pro rata portion of such shares of Stock based on such member’s rights to distributions from MN8 LLC (the “Reorganization”). The Company will operate and control all of the business and affairs of MN8 LLC and, through MN8 LLC and its subsidiaries, conduct its business. The Company and MN8 LLC are collectively referred to herein as the “MN8 Parties.”

1. (a) Each MN8 Party jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-267378) (the “Initial Registration Statement”) in respect of the offer and sale of the Shares as contemplated hereby has been filed by the Company with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the MN8 Parties, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [ • ]:[ • ] [a.m.][p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any post-effective amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) None of the MN8 Parties nor any of their subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with the business of the MN8 Parties, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the MN8 Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the MN8 Parties and their subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any material change in the capital stock (other than as a result of (x) the exercise, if any, of stock options or the right to purchase Shares or the grant or settlement, if any, of stock options, the right to purchase shares, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s compensatory equity plan or employee stock purchase plan that are described in the Pricing Prospectus and the Prospectus, (y) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus or (z) the Reorganization) or long-term debt of the MN8 Parties or any of its subsidiaries or (B) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the MN8 Parties and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) Each MN8 Party and their Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (x) any such liens or encumbrances arising pursuant to indebtedness or financing arrangements described in the Pricing Prospectus and the Prospectus and (y) to the extent that such liens, encumbrances, equities or claims would not be expected to have a Material Adverse Effect on the MN8 Parties and the Subsidiaries, taken as a whole; and any real property and buildings held, to their knowledge, under lease by an MN8 Party or their Subsidiaries is held under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnification and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(viii) Each MN8 Party and each of their “significant” subsidiaries (it being understood that all such subsidiaries of the MN8 Parties that, individually or considered in the aggregate as a single subsidiary, constitute “significant” subsidiaries as defined by Rule 1-02(w) of Regulation S-X (the “Subsidiaries”) are named in Exhibit 21.1 to the Initial Registration Statement) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, will, immediately following the Reorganization, have been duly and validly authorized and issued and will be fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares, and except as such non-assessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act and Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) except as disclosed in Registration Statement, the Pricing Disclosure Package and the Prospectus are owned directly or indirectly by the MN8 Parties, free and clear of all liens, encumbrances, equities or claims, except any such liens or encumbrances arising pursuant to indebtedness or financing arrangements described in the Pricing Prospectus and the Prospectus;

(x) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(xi) The issue and sale of the Shares to be sold by the Company and the compliance by the MN8 Parties with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the MN8 Party or any of their Subsidiaries is a party or by which the MN8 Parties or any of their Subsidiaries is bound or to which any of the property or assets of the MN8 Parties or any of their Subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the MN8 Parties or any of their Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the MN8 Parties or any of their Subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the MN8 Parties of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications where the failure of the Company or its Subsidiaries to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect, or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered;

(xii) None of the MN8 Parties nor any of their Subsidiaries are (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the MN8 Parties or any of their Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock”, insofar as they purport to describe the provisions of the laws, and under the caption “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the MN8 Parties or any of their Subsidiaries or, to the knowledge of the MN8 Parties, any officer or director of the MN8 Parties is a party or of which any property or assets of the MN8 Parties or any of their Subsidiaries or, to the knowledge of the MN8 Parties, any officer or director of the MN8 Parties is the subject which, if determined adversely to the MN8 Parties or any of their Subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the MN8 Parties, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements of the MN8 Parties (and, in the case of MN8 LLC, its subsidiaries), are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(xix) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that will comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the MN8 Parties and their Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(xxi) This Agreement has been duly authorized, executed and delivered by the Company;

(xxii) None of the MN8 Parties, nor any of their subsidiaries, nor any director or officer of the MN8 Parties or any of their subsidiaries nor, to the knowledge of the MN8 Parties, any employee, agent, affiliate or other person associated with or acting on behalf of the MN8 Parties or any of their subsidiaries has (i) made, offered, promised or authorized any unlawful payment, contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof) or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the MN8 Parties and their subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and will institute, and maintain, by the date of this Agreement, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; none of the MN8 Parties or any of their subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws (it being understood that the Company makes no representation as to the ultimate use by any lenders of any proceeds used by the Company to repay indebtedness);

(xxiii) The operations of the MN8 Parties and their subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the MN8 Parties and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the MN8 Parties or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the MN8 Parties, threatened;

(xxiv) None of the MN8 Parties, nor any of their subsidiaries, nor any director or officer of the MN8 Parties or any of their subsidiaries nor, to the knowledge of the MN8 Parties, any employee, agent, affiliate or other person associated with or acting on behalf of the MN8 Parties or any of their subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, any European Union Member State, the United Kingdom (including Her Majesty’s Treasury), the United Nations Security Council, or other relevant sanctions authority except to the extent inconsistent with U.S. law (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions, without limitation (a “Sanctioned Jurisdiction”) (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic), (iii) the government of a Sanctioned Jurisdiction or the Government of Venezuela, or (iv) any person 50% or more owned, individually or in the aggregate, or controlled by any such person or persons or acting for or on behalf of such person or persons, and the MN8 Parties will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to, or for the benefit of, any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; none of the MN8 Parties or any of their subsidiaries are engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the MN8 Parties and their subsidiaries will institute, and maintain, by the date of this Agreement, policies and procedures designed to promote and achieve compliance with Sanctions;

(xxv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the MN8 Parties (and, in the case of MN8 LLC, its subsidiaries) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of MN8

LLC and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Act, to the extent applicable;

(xxvi) The MN8 Parties and each of their Subsidiaries (i) own or otherwise possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others, except in the case of each of clauses (i) through (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvii) The MN8 Parties and their Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the MN8 Parties and their Subsidiaries as currently conducted, and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other material corruptants; the MN8 Parties and their Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the MN8 Parties and their Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxviii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference (if applicable) in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith as of the date when such statement was made or reaffirmed, as applicable;

(xxix) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(xxx) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxxi) None of the MN8 Parties nor any of their affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the MN8 Parties or any of their subsidiaries in connection with the offering of the Shares;

(xxxii) The MN8 Parties and each of their Subsidiaries have obtained such permits, licenses, approvals, clearances, registrations, listings, certifications, exemptions, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Governmental Licenses”) as are necessary under applicable law to own their respective properties and conduct their respective businesses, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. The MN8 Parties and their Subsidiaries are and, during the past three (3) years, have been in compliance with the terms and conditions of all Governmental Licenses, except where the failure to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All Governmental Licenses are and during the past three (3) years, have been valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the MN8 Parties or any of their Subsidiaries has received notice of any proceedings related to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(xxxiii) Except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, the MN8 Parties and each of their Subsidiaries are, and at all prior times were, in compliance with all applicable data privacy and security laws and regulations, including to the extent applicable, without limitation, the California Consumer Privacy Act of 2018, (the “Privacy Laws”). The MN8 Parties and their Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with commercially reasonable policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of personal data (the “Policies”). MN8 Parties and their Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the MN8 Parties, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The MN8 Parties further certify that neither it nor any Subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such written notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by any governmental or regulatory authority under any Privacy Law. The execution, delivery, and performance of this Agreement or any other agreement referred to in this Agreement will not result in a material violation of any Privacy Laws or Policies;

(xxxiv) (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the MN8 Parties or each of their Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the MN8 Parties and each of the Subsidiaries, and any such data processed or stored by third parties on behalf of the MN8 Parties and each of their Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) none of the MN8 Parties or any of their Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the MN8 Parties and their Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; except in the case of the foregoing clauses (A), (B) and (C), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The MN8 Parties and their Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification;

(xxxv) Except in each case, for any such matter as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) To the knowledge of the MN8 Parties, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan; (B) at no time has the MN8 Parties or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the MN8 Parties or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA; (c) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law; (D) each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the MN8 Parties, no event has occurred (including a

“reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the MN8 Parties or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law; (E); each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and to the knowledge of the MN8 Parties, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (F) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable MN8 Party or Subsidiary of the MN8 Parties; (G) the MN8 Parties do not have any obligations under any collective bargaining agreement with any union in the United States and no organization efforts are underway with respect to employees of the MN8 Parties in the United States. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the MN8 Parties or their Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the MN8 Parties or any of their respective Subsidiaries or (y) the MN8 Parties or any of their Subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the MN8 Parties’ controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States;

(xxxvi) No labor disturbance by or dispute with the employees of any MN8 Parties or any of its Subsidiaries exists or, to the knowledge of the MN8 Parties, is imminent that could reasonably be expected to have a Material Adverse Effect;

(xxxvii) The MN8 Parties and their Subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law;

(xxxviii) The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Reserved Share Program;

(xxxix) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Securities are offered outside the United States;

(xl) The Company has specifically directed in writing the allocation of Shares to each Participant in the Reserved Share Program, and neither Merrill Lynch nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision;

(xli) The MN8 Parties have not offered, or caused Merrill Lynch or its affiliates to offer, Shares to any person pursuant to the Reserved Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the MN8 Parties to alter the customer or supplier’s terms, level or type of business with the MN8 Parties or (y) a trade journalist or publication to write or publish favorable information about the MN8 Parties or their products;

(xlii) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (a) the MN8 Parties and their Subsidiaries have paid all U.S. federal, state and local and non-U.S. taxes required to be paid through the date hereof (except for any amounts which are currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the MN8 Parties) and have filed all tax returns required to be filed through the date hereof or have requested extensions of the due date for any such tax return, and (b) there is no tax deficiency that has been asserted against the MN8 Parties or any of their Subsidiaries or any of their respective properties or assets;

(xliii) (a)(i) None of the MN8 Parties nor any of their Subsidiaries are in material violation of, and do not have any material liability under, any federal, state, local or non-U.S. statute, law (including common law), rule, regulation, ordinance, or code, or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources and to health and safety as it relates to exposure to Hazardous Substances (collectively, “Environmental Laws”), (ii) none of the MN8 Parties or their Subsidiaries are materially liable or allegedly liable, for any release or, to the MN8 Parties’ knowledge, threatened release of Hazardous Substances, including at any off site storage, treatment, or disposal site, (iii) none of the MN8 Parties or any of their Subsidiaries are subject to any pending, or to the MN8 Parties’ knowledge, threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to the release of or exposure to Hazardous Substances and (iv) the MN8 Parties and their Subsidiaries have received, are in material compliance with all, and have no material liability under any, permits, licenses, authorizations, identification numbers, consents, waivers, exemptions, or other approvals required under applicable Environmental Laws to conduct their business; and (b) there are no facts or circumstances that would be expected to result in a material violation of, liability under, or claim pursuant to any Environmental Law;

(xliv) (a) There are no proceedings that are pending, or that are known to be contemplated, against the MN8 Parties or any of their Subsidiaries under any Environmental Laws in which a governmental entity is also a party and (b) none of the MN8 Parties or their Subsidiaries anticipates material capital expenditures relating to any Environmental Laws; and

(xlv) In connection with any offer and sale of Reserved Securities outside the United States, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused Merrill Lynch to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

For purposes of Sections 1(a)(xliii) and 1(a)(xliv), “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, per- and polyfluoroalkyl substances and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ • ], the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. The public offering price of the Shares is not in excess of the price recommended by Jefferies LLC, acting as a “qualified independent underwriter” within the meaning of Rule 5121 of FINRA.

The Company hereby grants to the Underwriters the right to purchase at their election up to                  Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ • ], 2022 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered electronically at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (the “Closing Location”), and the Shares will be delivered through the book-entry facilities of DTC, all at such Time of Delivery. A meeting (held virtually, telephonically or otherwise) will be held at the Closing Location at [ • ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(c) The Company hereby confirm its engagement of Jefferies LLC as, and Jefferies LLC hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 with respect to the offering and sale of the Shares. Jefferies LLC, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided, however, that the Company may satisfy the requirements of this subsection by making such reports or other communications available on its website or by electronically filing such information through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(e) (A) During the period beginning from the date hereof and continuing to and including the date that is 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except the filing by the Company of any registration statement on Form S-8 (or any successor form) with the Commission relating to the offering of securities pursuant to the terms of an equity incentive or similar plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (“Lock-Up Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) any shares of Stock or any securities or other awards (including without limitation options, restricted stock, performance stock units or restricted stock units) convertible into, exercisable for, or that represent the right to receive, shares of Stock (collectively, “Incentive Awards”) issued pursuant to any stock option plan, incentive plan or stock purchase plan of the Company (collectively, “Company Stock Plans”) or pursuant to equity compensation arrangements described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) any shares of Stock issued upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or issued pursuant to Incentive Awards, (D) the confidential submission by the Company of a resale shelf draft registration statement on Form S-1 with the Commission as contemplated by the registration rights agreement entered into in connection with the Offering; (provided, in the case of any such confidential submission, (1) the Company shall give written notice to the Representatives at least two business days prior to such submission, (2) no public announcement of such confidential submission shall be made and (3) no such confidential submission shall become a publicly available registration statement during the Company Lock-Up Period), (E) the issuance of or entry into an agreement to issue Shares or any securities substantially similar to the Shares or convertible into or exercisable or exchangeable for Shares in connection with one or more mergers, acquisitions or securities, businesses, property or other assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions or alliances, in each case, pursuant to a bona fide commercial relationship, provided that the aggregate number of Shares or any securities convertible into, or exercisable or exchangeable for, Shares that the Company may issue or agree to issue pursuant to this clause (E) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of the Shares, (F) facilitating the establishing of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that (i) such plan does not provide for the transfer of Shares during the Company Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such plan during the Company Lock-Up Period or (G) in connection with the Reorganization), without the prior written consent of the Representatives; provided further that in the case of clauses (B), (C), and (E), (i) either (a) the Company shall cause each recipient of such securities to execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-up agreement with substantially the same terms as the lock-up agreements referenced in Section 8(i) of this Agreement for the remainder of the Company Lock-Up Period to the extent not already executed and delivered by such recipients as of the date hereof or (b) the Company represents that the securities are or will be subject to the COI Lock-Up Provision (as defined below), which the Company covenants and agrees it will not waive or amend without the prior written consent of the Representatives, and (ii) the Company will instruct the Company’s transfer agent and registrar to place any applicable restrictive legends on such securities or shares of Stock, as applicable, which the Company agrees such restrictive legends will not be removed prior to the expiration of the Company Lock-Up Period without the prior written consent of the Representatives;

(B) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 8(i) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that any such report, communication or information furnished or filed with the Commission that is publicly available on EDGAR shall be deemed to have been furnished to the Company’s stockholders at the time such report, communication or information is furnished or filed with the Commission and provided, further, that the Company may satisfy the requirements of this subsection by making any such report, communication or information generally available on its website;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives (i) copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, in each case, that any such report, communication or information furnished or filed with the Commission that is publicly available on EDGAR shall be deemed to have been furnished to you at the time such report, communication or information is furnished or filed with the Commission, and provided, further that the Company may satisfy the requirements of this subsection by making any such report, communication or information generally available on its website;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(k) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Reserved Share Program; and

(m) The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Merrill Lynch will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse Merrill Lynch for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict in any material respect with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities reasonably believed to be qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (including the fees and expenses of the QIU, acting as “qualified independent underwriter” within the meaning of FINRA Rule 5121); provided that the amounts payable by the Company pursuant to clauses (iii) and (v) solely with respect to fees and disbursements for Underwriters’ counsel, shall not exceed $[ • ] in the aggregate; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. In addition, the Company shall pay or cause to be paid all costs and expenses of Merrill Lynch, including the fees and disbursements of counsel for Merrill Lynch, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees. It is understood, however, that except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the MN8 Parties shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the knowledge of the MN8 Parties, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the MN8 Parties, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Vinson & Elkins L.L.P., counsel for the MN8 Parties, shall have furnished to the Underwriters their written opinion, dated such Time of Delivery, substantially in the form attached as Annex III hereto, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) On the date of the Prospectus after the execution of this Agreement, PwC shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives with procedures to be brought down to a date no more than two days prior to the date of which the letter or letters are delivered and on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PwC shall have furnished to the Underwriters a bring-down letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives with procedures to be brought down to a date no more than two days prior to the date of which the bring-down letter or letters are delivered;

(e) (i) None of the MN8 Parties or any of their Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the MN8 Parties or any of their Subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting except as set forth or contemplated in the Pricing Prospectus (x) the business, properties, general affairs, prospects, management, financial position, stockholders’ equity or results of operations of the MN8 Parties and their Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the MN8 Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance reasonably satisfactory to the Representatives; provided that for any stockholder not listed on Schedule IV hereto, the Company represents and warrants that such stockholder is subject to the lock-up provision in the Amended and Restated Certificate of Incorporation of MN8 Energy, Inc. (the “COI Lock-Up Provision”) and the Company covenants and agrees that the COI Lock-Up Provision will not be waived or amended without the prior written consent of the Representatives;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The MN8 Parties shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the MN8 Parties, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the MN8 Parties herein at and as of such Time of Delivery, as to the performance by the MN8 Parties of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8;

(l) On the date of this Agreement and at such Time of Delivery, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives; and

(m) On the date of this Agreement and at such Time of Delivery, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of the chief financial officer of NES Galaxy, LLC with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

9. (a) The MN8 Parties will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in the case of the Registration Statement, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) in the case of any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any issuer information filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the MN8 Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) in the case of the Registration Statement, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) in the case of any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any issuer information filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of any material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the MN8 Parties against any losses, claims, damages or liabilities to which the MN8 Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in the case of the Registration Statement, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) in the case of any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the MN8 Parties for any legal or other expenses reasonably incurred by the MN8 Parties in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the third paragraph and (ii) the first, fifth, sixth, eighth and eleventh sentences in the eighth paragraph, in each case under the caption “Underwriting (Conflicts of Interest)”.

(c) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In addition to and without limitation of the Company’s obligation to indemnify Jefferies LLC as an Underwriter, the Company also, jointly and severally, agree to indemnify and hold harmless the QIU, its affiliates, directors and officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares; provided, that, if an indemnity is sought pursuant to this paragraph (e), then, in addition to the reasonable fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) for the QIU in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the MN8 Parties on the one hand and the Underwriters or the QIU in its capacity as a “qualified independent underwriter”, as the case may be, on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the MN8 Parties on the one hand and the Underwriters or the QIU in its capacity as a “qualified independent underwriter”, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the MN8 Parties on the one hand and the Underwriters or the QIU in its capacity as a “qualified independent underwriter”, as the case may be, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the MN8 Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, or the fee to be received by the QIU in its capacity as a “qualified independent underwriter”. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the MN8 Parties on the one hand or the Underwriters or the QIU in its capacity as a “qualified independent underwriter”, as the case may be, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The MN8 Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the MN8 Parties under this Section 9 shall be in addition to any liability which the MN8 Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the MN8 Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the MN8 Parties) and to each person, if any, who controls the MN8 Parties within the meaning of the Act.

(g) (i) In connection with the offer and sale of the Reserved Securities, the MN8 Parties agrees to indemnify and hold harmless Merrill Lynch, its Affiliates and selling agents and each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the MN8 Parties for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of this Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(ii) Promptly after receipt by Merrill Lynch of notice of the commencement of any action, Merrill Lynch shall, if a claim in respect thereof is to be made against the MN8 Parties, notify the MN8 Parties in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the MN8 Parties from any liability that it may have under the preceding paragraph of this Section 9(h) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to Merrill Lynch otherwise than under the preceding paragraph of this Section 9(h). In case any such action shall be brought against Merrill Lynch and it shall notify the Company of the commencement thereof, the MN8 Parties shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to Merrill Lynch (who shall not, except with the consent of Merrill Lynch, be counsel to any MN8 Party), and, after notice from the Company to Merrill Lynch of its election so to assume the defense thereof, the MN8 Parties shall not be liable to Merrill Lynch under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by Merrill Lynch, in connection with the defense thereof other than reasonable costs of investigation. The MN8 Parties shall not, without the written consent of Merrill Lynch, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not Merrill Lynch is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of Merrill Lynch from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of Merrill Lynch.

(iii) If the indemnification provided for in this Section 9(g) is unavailable to or insufficient to hold harmless Merrill Lynch under Section 9(g)(i) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the MN8 Parties, jointly and severally, shall contribute to the amount paid or payable by Merrill Lynch as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the MN8 Parties on the one hand and Merrill Lynch on the other from the offering of the Reserved Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the MN8 Parties shall contribute to such amount paid or payable by Merrill Lynch in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the MN8 Parties on the one hand and Merrill Lynch on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the MN8 Parties on the one hand and Merrill Lynch on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Reserved Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by Merrill Lynch for the Reserved Securities. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the MN8 Parties on the one hand or Merrill Lynch on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The MN8 Parties and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 9(g)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(g)(iii). The amount paid or payable by Merrill Lynch as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(g)(iii) shall be deemed to include any legal or other expenses reasonably incurred by Merrill Lynch in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(g)(iii), Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Reserved Securities sold by it and distributed to the Participants exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(iv) The obligations of the MN8 Parties under this Section 9(g) shall be in addition to any liability which the MN8 Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of the Act and each broker-dealer or other affiliate of Merrill Lynch.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the MN8 Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the MN8 Parties or any officer or director or controlling person of the MN8 Parties and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, none of the MN8 Parties shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the MN8 Parties shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives on behalf of the Underwriters.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the requirements of 31 C.F.R. §1010.230, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the MN8 Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; BofA Securities, Inc, One Bryant Park, New York, New York 10036, Attention Syndicate Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Equity Syndicate Desk Fax: (212) 622-8358; and if to any stockholder that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Goldman Sachs & Co. LLC at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room; BofA Securities, Inc. at BofA Securities, Inc, One Bryant Park, New York, New York 10036, Attention Syndicate Department and J.P. Morgan Securities LLC at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Equity Syndicate Desk Fax: (212) 622-8358. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the MN8 Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the MN8 Parties and each person who controls the MN8 Parties, or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the

Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the MN8 Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. Each MN8 Party agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the MN8 Parties agree to submit to the jurisdiction of, and to venue in, such courts.

19. Each MN8 Party and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the MN8 Parties are authorized to disclose to any persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the MN8 Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us the counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each MN8 Party. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Sincerely,

MN8 Energy, Inc.

By:
Name:
Title:

MN8 Energy LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:
Name:
Title:

For itself and on behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

BofA Securities, Inc.

By:
Name:
Title:

For itself and on behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

J.P. Morgan Securities LLC

By:
Name:
Title:

For itself and on behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter[2]	Total Number of Firm Shares to be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[	• ]	[	• ]
BofA Securities, Inc.	[	• ]	[	• ]
J.P. Morgan Securities LLC	[	• ]	[	• ]
HSBC Securities (USA) Inc.	[	• ]	[	• ]
Wells Fargo Securities, LLC	[	• ]	[	• ]
Jefferies LLC	[	• ]	[	• ]
Nomura Securities International, Inc.	[	• ]	[	• ]
WR Securities, LLC	[	• ]	[	• ]
Cowen and Company, LLC	[	• ]	[	• ]
KeyBanc Capital Markets Inc.	[	• ]	[	• ]
SG Americas Securities, LLC	[	• ]	[	• ]
Drexel Hamilton, LLC	[	• ]	[	• ]
Siebert Williams Shank & Co., LLC	[	• ]	[	• ]
Total	[	• ]	[	• ]

[2]	NTD: To be updated.

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic Roadshow dated [ • ], 2022]

(b)	Additional documents incorporated by reference

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[ • ]

The number of Shares purchased by the Underwriters is [ • ].

(d)	Written Testing-the-Waters Communications

MN8 Energy, Inc. Testing the Waters Presentation, dated July 21, 2022

MN8 Energy, Inc. Testing the Waters Presentation, dated September 21, 2022

MN8 Energy, Inc. Testing the Waters Presentation, dated September 21, 2022

SCHEDULE IV

Name of Stockholder	Address

ANNEX I

FORM OF PRESS RELEASE

MN8 Energy, Inc.

[Date]

(“MN8 Energy, Inc.”) announced today that Goldman Sachs & Co. LLC, BofA Securities and J.P. Morgan the lead book-running managers in the recent public sale of [ • ] shares of the Company’s common stock, are [waiving] [releasing] a lock-up restriction with respect to [ • ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [ • ], 2022, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

FORM OF LOCK-UP AGREEMENT

[See attached.]

ANNEX III

FORM OF VINSON & ELKINS L.L.P. OPINION

[See attached.]